UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 22, 2022

Compass Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55939	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Guest Street, Suite 601, Boston, MA 02135

(Address of Principal Executive Offices) (Zip Code)

(617) 500-8099

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 1, 2022, Compass Therapeutics, Inc. (“Compass”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”), with respect to an at-the-market offering program under which Compass may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $75.0 million, through Jefferies as its sales agent or principal.

Compass is not obligated to sell any shares of common stock under the Agreement. Subject to the terms and conditions of the Agreement, Jefferies will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of common stock from time to time based upon Compass’s instructions, including any price, time or size limits or other customary parameters or conditions it specifies, subject to certain limitations. Under the Agreement, Jefferies may sell Compass’s shares of common stock by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

The issuance and sale, if any, of Compass’s shares of common stock by it under the Agreement will be made pursuant to its effective registration statement on Form S-3 (Registration Statement No. 333-257821), filed with the U.S. Securities and Exchange Commission (“SEC”) on July 9, 2021 and declared effective on July 20, 2021, and related base prospectus dated July 9, 2021 and a prospectus supplement dated August 1, 2022.

Compass will pay Jefferies a commission up to 3% of the gross proceeds from each sale of shares of common stock sold through Jefferies under the Agreement and will provide Jefferies with customary indemnification and contribution rights. In addition, Compass agreed to reimburse certain legal expenses and fees of Jefferies in connection with the execution of the Agreement up to a maximum of $75,000, in addition to certain ongoing fees and disbursements of Jefferies’ counsel, if required. The Agreement will terminate upon the sale of all $75.0 million of shares of common stock under the Agreement, unless earlier terminated by either party as permitted therein.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance of the shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, nor shall there be any offer, solicitation, or sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02 Termination of a Material Definitive Agreement

On July 22, 2022, Compass agreed with B. Riley Securities, Inc. (“B. Riley”) to terminate, effective July 29, 2022, its At Market Issuance Sales Agreement dated July 9, 2021, between Compass and B. Riley.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale AgreementSM , dated August 1, 2022, by and between Compass Therapeutics, Inc. and Jefferies LLC

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPASS THERAPEUTICS, INC.

Date: August 1, 2022	By:	/s/ Thomas J. Schuetz, MD
	Name:	Thomas J. Schuetz, MD
	Title:	Chief Executive Officer